EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated February 5, 2007 included in Strativation, Inc.’s (the “Company”) Annual Report on Form 10-KSB for the years ended December 31, 2006 and 2005. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Spector & Wong, LLP
Spector & Wong, LLP

Pasadena, California
February 9, 2007